COLONIAL UTILITIES FUND
                       FUND YIELD CALCULATION
                     (CALENDAR MONTH-END METHOD)
                  30-DAY BASE PERIOD ENDED 11/30/95


                                    a-b        6
                     FUND YIELD = 2 ----- +1  -1
                                    c-d



       a = dividends and interest earned during
           the month ................................ $ 5,327,821

       b = expenses (exclusive of distribution fee)
            accrued during the month..................  1,249,259

       c = average dividend shares outstanding
           during the month .........................  85,462,150

       d = class A maximum offering price per share
           on the last day of the month .............      $15.09


             CLASS A YIELD ...........................       3.82%
                                                            ======
             Class A yield/(1-Load)
             ie: 3.82%/(1-.0475)=yield on NAV=   4.01%
                Less:  Distribution fee          (.75)
                                                  -----
             CLASS B YIELD ...........................       3.26%
                                                            ======